                                  Schedule 14A
                                 (Rule 14A-101)
                    Information Required In Proxy Statement
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Under Rule 14a-12

                            Palmetto Bancshares, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------

     (5) Total fee paid:

     ---------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     ---------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     ---------------------------------------------------------------------------

     (3) Filing Party:

     ---------------------------------------------------------------------------

     (4) Date Filed:

     ---------------------------------------------------------------------------

[LOGO]
                           PALMETTO BANCSHARES, INC.
                              301 HILLCREST DRIVE
                               POST OFFICE BOX 49
                         LAURENS, SOUTH CAROLINA 29360
                                 (864) 984-4551

To Our Shareholders:

   You are cordially invited to attend the Annual Meeting of Shareholders of Palmetto Bancshares, Inc. to be held on April 16, 2002, at 3:00 p.m. at The Palmetto Bank, Corporate Center, 301 Hillcrest Drive, Laurens, South Carolina.

   The attached Notice of the Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of Palmetto Bancshares, Inc., as well as representatives of Elliott Davis, LLP, our independent auditors, will be present to respond to any questions shareholders may have.

   To ensure proper representation of your shares at the Annual Meeting, please sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote will be counted if you are unable to attend.

                                          Sincerely,
                                          /s/ L. Leon Patterson
                                          L. LEON PATTERSON
                                          Chairman and
                                          Chief Executive Officer

                           PALMETTO BANCSHARES, INC.
                              301 HILLCREST DRIVE
                                 P. O. BOX 49
                         LAURENS, SOUTH CAROLINA 29360

                               -----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 16, 2002

                               -----------------

To the Shareholders of Palmetto Bancshares, Inc.:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Palmetto Bancshares, Inc. (the "Company") will be held on April 16, 2002, at 3:00 p.m. at The Palmetto Bank, Corporate Center, 301 Hillcrest Drive, Laurens, South Carolina, for the following purposes:

    1. To elect four Directors to hold office until their respective terms expire or until their successors are duly elected and qualified.

    2. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

   Shareholders of record at the close of business on March 1, 2002 will be entitled to vote at the Annual Meeting.

                                          By Order of the Board of Directors,
                                          /s/ L. Leon Patterson
                                          L. LEON PATTERSON
                                          Chairman and Chief Executive Officer

Laurens, South Carolina
March 15, 2002

     PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU WISH, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES IN PERSON AT THE ANNUAL MEETING.

                           PALMETTO BANCSHARES, INC.
                              301 HILLCREST DRIVE
                                 P. O. BOX 49
                         LAURENS, SOUTH CAROLINA 29360

                                PROXY STATEMENT
           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 16, 2002

   This Notice of Annual Meeting, Proxy Statement and Proxy (these "Proxy Materials") are being furnished to shareholders in connection with a solicitation of proxies by the Board of Directors of Palmetto Bancshares, Inc. (the "Company"). This solicitation is being made in connection with the Annual Meeting of Shareholders (the "Annual Meeting") to be held on April 16, 2002, at 3:00 p.m. at The Palmetto Bank, Corporate Center, 301 Hillcrest Drive, Laurens, South Carolina.

  Voting Matters

   Shareholders of record as of the close of business on March 1, 2002 will be entitled to vote at the Annual Meeting. At the close of business on March 1, 2002, there were 6,291,353 shares of the Company's $5.00 par value common stock ("Common Stock") outstanding. Holders of Common Stock are entitled to one vote per share on each of the matters presented at the Annual Meeting or any adjournments thereof. Shares may be voted in person or by proxy. The presence, either in person or by proxy, of holders of shares representing at least fifty-one percent of the outstanding shares of stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

  Revocability of Proxy

   Shares represented by a properly executed Proxy in the accompanying form and given by a shareholder, and not revoked, will be voted in accordance with such instructions. As stated in the Proxy, if a returned Proxy does not specify otherwise, the shares represented thereby will be voted in favor of the proposals set forth herein. Proxies may be revoked at any time prior to their being voted at the Annual Meeting by oral or written notice to Palmetto Bancshares, Inc., 301 Hillcrest Drive, P. O. Box 49, Laurens, South Carolina 29360, Attn: Teresa M. Crabtree, Corporate Secretary, (864) 984-8321, by execution and delivery of a subsequent proxy or by attendance and voting in person at the Annual Meeting.

  Solicitation of Proxies

   This solicitation of proxies is being made by the Company, and the Company will bear the cost of this proxy solicitation, including the cost of preparing, handling, printing and mailing these Proxy Materials. Proxies will be solicited principally through these Proxy Materials. Proxies may also be solicited by telephone or through personal solicitation conducted by regular employees of the Company. Banks, brokers and other custodians are requested to forward Proxy Materials to their customers where appropriate, and the Company will reimburse such banks, brokers and custodians for their reasonable out-of-pocket expenses in sending the Proxy Materials to beneficial owners of the shares.

                             ELECTION OF DIRECTORS
                              Item 1 on the Proxy

  Nominations for Election of Directors

   The Company's Board of Directors is currently comprised of twelve persons. The Board of Directors is divided into three classes of Directors with each class being elected for staggered three-year terms. Directors will be elected by a plurality of votes cast at the Annual Meeting. Abstentions and broker non-votes with respect to Nominees (as defined below) will not be considered to be either affirmative or negative votes.

  Identification of Nominees

   Management proposes to nominate to the Board of Directors the four persons listed as nominees (the "Nominees") in the table below. Each of the Nominees is currently serving as a Company Director. Each Nominee, if elected, will serve until the expiration of his or her respective term and until such Nominee's successor is duly qualified. Unless authority to vote with respect to the election of one or more Nominees is "WITHHELD," it is the intention of the persons named in the accompanying Proxy to vote such Proxy for the election of these Nominees. Management believes that all such Nominees will be available and able to serve as Directors. However, should any Nominee become unable to accept nomination or election, it is the intention of the person named in the Proxy, unless otherwise specifically instructed in the Proxy, to vote for the election of such other persons as management may recommend.

   The following table sets forth the names and ages of the four Nominees for Directors and the Directors continuing in office, the positions and offices with the Company held by each such person, and the period that each such person has served as a Director of the Company.

                                            Position or
  Name                           Age  Office with the Company  Director Since
  ----                           ---  -----------------------  --------------
  Nominees For Directors
                                     Terms expiring in 2005
  John T. Gramling, II           60    Director                     1984
  James M. Shoemaker, Jr.        69    Director                     1984
  Paul W. Stringer               58    Director, President and      1986
                                       Chief Operating Officer
  Edward K. Snead                42    Director                     1997

  Directors Continuing In Office
                                     Terms to expire in 2004
  W. Fred Davis, Jr.             58    Director                     1978
  David P. George, Jr.           61    Director                     1973
  Michael D. Glenn               61    Director                     1994
  Ann B. Smith                   41    Director                     1997
                                     Terms expiring in 2003
  L. Leon Patterson              60    Director, Chairman of        1971
                                       the Board and
                                       Chief Executive Officer
  J. David Wasson, Jr.           56    Director                     1979
  Sam B. Phillips, Jr.           60    Director                     2000
  William S. Moore               56    Director                     1997

  Business Experience of Nominees and Directors

   Mr. Gramling has served as Vice President and Secretary of Gramling Brothers, Inc., a diversified orchard business, since 1965, and has been the President of Gramling Brothers, Inc. Real Estate, a real estate sales and development company in Gramling, South Carolina, since 1970.

   Mr. Shoemaker has been a member with the law firm of Wyche, Burgess, Freeman and Parham, P.A., in Greenville, South Carolina, since 1965. Mr. Shoemaker also serves as a director of One Price Clothing Stores, Inc., Ryan's Family Steak Houses, Inc., and Span-America Medical Systems, Inc.

   Mr. Stringer has served as President and Chief Operating Officer of the Company since April 1994 and as President and Chief Operating Officer of The Palmetto Bank, a wholly-owned subsidiary of the Company ("The Palmetto Bank"), since March 1986. From April 1990 to April 1994, he served as Executive Vice President of the Company, and from 1982 to April 1990 he served as Vice President of the Company. Mr. Stringer also has served as Executive Vice President of The Palmetto Bank from May 1981 to February 1986, as Senior Vice President from July 1978 to April 1981, and as Vice President from January 1977 to June 1978. Mr. Stringer also serves as a director of the South Carolina Board of Financial Institutions, as a trustee of the South Carolina Bankers Employee Benefit Trust and serves on the administrative committee of the Community Bankers Council of the American Bankers Association, Mr. Stringer served as Chairman of the South Carolina Bankers Association from 1996-1997.

   Mr. Snead has been the owner and President of Snead Builders Supply Company, Incorporated in Greenwood, South Carolina since 1981.

   Mr. Davis was owner and President of Palmetto Spinning Corporation ("PSC"), where he was employed from 1969 to 1995. Mr. Davis sold PSC to Martin Color-fi, Inc. in 1994 and retired in 1995.

   Mr. George has been General Manager of George Motor Company in Laurens, South Carolina, since 1964.

   Mr. Glenn has been a partner with the law firm of Glenn, Haigler & Maddox since 1992. From 1983 to 1992 he was a sole practitioner in Anderson, South Carolina.

   Ms. Smith has been the Director of Annual Giving for Clemson University since 1986.

   Mr. Patterson has served as Chairman of the Board and Chief Executive Officer of the Company since April 1990 and as Chairman of the Board and Chief Executive Officer of The Palmetto Bank, since March 1986. From April 1990 to April 1994, he served as Chairman of the Board and President of the Company, and from 1982 to April 1990 he served as President of the Company. Mr. Patterson also served as Chairman and President of The Palmetto Bank from January 1978 to February 1986, and as President in 1977.

   Mr. Wasson has been President and Chief Executive Officer of Laurens Electric Cooperative, Inc. since 1975.

   Mr. Phillips has been Chief Executive Officer and owner of S.B. Phillips Company, Inc., an umbrella organization for several other businesses including Phillips Staffing Services, a temporary staffing agency, in Greenville, South Carolina since 1968. Mr. Phillips also serves as a director of the South Carolina Chamber of Commerce and the Meyer Center for Special Children.

   Mr. Moore, an investor since 1993, is the former President of Reeves Brothers, Inc., in Spartanburg, South Carolina.

  Meetings and Committees of the Board of Directors

   The Board of Directors held eleven meetings in 2001. The Board of Directors has an Audit and Examining Committee which reviews the audit plan, the results of the audit engagement of the Company's accountants, the scope and results of the Company's procedures for internal auditing and internal control, and the internal audit reports of the Company. The Audit Committee is currently comprised of Messrs. Davis, Wasson, Moore and Phillips. Mr. Davis serves as Chairman. The Audit Committee formally met twice during 2001.

   The Board of Directors has a Compensation Committee which reviews the Company's compensation policies and benefit plans and makes recommendations regarding senior management compensation. Its report is set forth herein. The Compensation Committee is currently comprised of Messrs. Moore, Phillips, Shoemaker and Wasson. Mr. Shoemaker serves as Chairman. The Compensation Committee met three times during 2001. No members of the Compensation Committee are officers or employees of the Company.

   The Board of Directors has a Trust Committee, which reviews the operation of the Company's Trust Department. The Trust Committee is currently comprised of Ms. Smith and Messrs. Snead and George. Mr. George serves as Chairman. The Trust Committee met eleven times during 2001.

   The Board of Directors has a Credit Committee, which reviews certain loan applications and other credit matters. The Credit Committee is currently comprised of Messrs. Davis, Gramling, Stringer, and Glenn. Mr. Gramling serves as Chairman. The Credit Committee met eleven times during 2001.

   The Company does not have a Nominating Committee. The functions typically performed by a Nominating Committee were performed by the entire Board of Directors. Mr. Patterson serves ex officio on all committees.

                           NAMED EXECUTIVE OFFICERS

   The Company's executive officers are appointed by the Board of Directors and serve at the pleasure of the Board. The following persons are the Company's Chief Executive Officer and the two most highly compensated executive officers (with compensation over $100,000) during fiscal year 2001 (the "Named Executive Officers").

  Name                Age Company Offices Currently Held Company Officer Since
  ----                --- ------------------------------ ---------------------
  L. Leon Patterson   60     Chief Executive Officer             1982
  Paul W. Stringer    58     President and Chief                 1982
                             Operating Officer
  Ralph M. Burns, III 51     Treasurer                           1982

  Business Experience of Named Executive Officers

   Mr. Patterson's business experience is set forth above under "Business Experience of Nominees and Directors."

   Mr. Stringer's business experience is set forth above under "Business Experience of Nominees and Directors."

   Mr. Burns has served as Treasurer of the Company since April 1998. Mr. Burns served as a Vice President of the Company from April 1990 until April 1998. Mr. Burns also has served as Executive Vice President of The Palmetto Bank since September 1999. From January 1982 until September 1999, he served as Senior Vice President and Cashier of The Palmetto Bank, from January 1978 to December 1981, he served as Assistant Vice President and Cashier of The Palmetto Bank, and from January 1976 to December 1977, he served as Assistant Cashier of The Palmetto Bank.

               COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation Of Directors

   During 2001 Directors received an annual fee of $14,000, which includes a retainer fee of $5,000. However, if a Director misses more than one Directors' meeting and such absence is not excused by the Company, the Company reduces such fee by $750 for each unexcused absence. In accordance with the preceding, all Directors received the full annual fee due to no unexcused absences. The Company feels that these payments are an appropriate reflection of the Directors' service and the number of Directors' meetings attended. See "Election of Directors--Meetings and Committees of the Board of Directors".

Summary of Cash and Certain Other Compensation to Named Executive Officers

   The following table shows the cash compensation paid by the Company, as well as certain other compensation paid or accrued, to the Company's Named Executive Officers for the years ending December 31, 2001, 2000 and 1999.

                          Summary Compensation Table

                                                                 Long-Term
                                                                Compensation
-                                                               ------------
                                                                 Securities
        Name and                                                 Underlying
   Principal Position          Salary   Bonus    Other Annual     Options       All Other
      During 2001         Year  ($)      ($)   Compensation ($) Granted (#)  Compensation ($)
      -----------         ---- ------- ------- ---------------- ------------ ----------------
L. Leon Patterson,        2001 280,000 119,000      14,000(1)       -0-           47,731(3)
Chairman of the Board and 2000 230,000  16,100      12,500(1)       -0-           47,731
Chief Executive Officer   1999 212,400  56,498      10,700(1)       -0-           47,731

Paul W. Stringer,         2001 250,000 106,250      14,000(1)       -0-           34,877(4)
Director, President and   2000 200,000  14,000      12,500(1)       -0-           34,877
Chief Operating Officer   1999 175,000  46,550      10,700(1)       -0-           34,877

Ralph M. Burns, III,      2001 110,000  46,750         (2)          -0-              -0-
Treasurer                 2000 100,000   7,000         (2)          -0-              -0-
                          1999  94,333  16,600         (2)          -0-              -0-

--------
(1) Included in Other Annual Compensation for Mr. Patterson and Mr. Stringer is the annual fee they received for their service as directors.
(2) Certain amounts may have been expended by the Company which may have had value as a personal benefit to the executive officer. However, the total value of such benefits did not exceed the lesser of $50,000 or 10% of the annual salary and bonus of such executive officer.
(3) This amount is comprised of premiums paid by the Company on behalf of Mr. Patterson with respect to life insurance not generally available to all Company employees.
(4) This amount is comprised of premiums paid by the Company on behalf of Mr. Stringer with respect to life insurance not generally available to all Company employees.

Stock Options

   The Company made no option grants with respect to the Common Stock of the Company to the Named Executive Officers in 2001.

Option Exercises

   The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                          AND YEAR-END OPTION VALUES

                                              Number of Securities   Value of Unexercised
                                             Underlying Unexercised      In-the-Money
                                             Options at 2001 Fiscal     Options at 2001
                                                  Year-End (#)      Fiscal Year-End ($) (1)
                      Shares                 ---------------------- -----------------------
                   Acquired on     Value          Exercisable/           Exercisable/
Name               Exercise (#) Realized ($)     Unexercisable           Unexercisable
----               ------------ ------------ ---------------------- -----------------------
L. Leon Patterson.    3,200        58,400         25,600/7,200         $467,200/117,000
Paul W. Stringer..        0             0         24,000/6,000         $ 438,000/97,500
Ralph M. Burns III        0             0         13,000/3,600         $ 237,250/58,500

--------
(1) Based on the difference between the option exercise price and the current trading price of the Company's stock at December 31, 2001.

Pension Plan

   The following table sets forth the estimated annual benefits (in single-life annuity amounts) payable upon normal retirement in fiscal year 2001 to participants whose highest average five-year earnings and years of service are as listed. The table assumes integration at the current wage base of $80,400. At the end of 2001, the Named Executive Officers above had the following final average compensation credited for purposes of the Pension Plan and number of years of service: Mr. Patterson, $275,976, 34 years; Mr. Stringer, $235,009, 32 years; and Mr. Burns, $119,411, 26 years.

                              Pension Plan Table

                                      Years of Service
                 -             -------------------------------
                 Remuneration    20      25      30      35
                 ------------  ------- ------- ------- -------
                 $100,000..... $31,162 $38,953 $46,744 $54,534
                  120,000.....  38,362  47,953  57,544  67,134
                  140,000.....  45,562  56,953  68,344  79,734
                  160,000 + up  52,762  65,953  79,144  92,334

   The base compensation and any bonuses are covered by the Pension Plan. There is no variation between the compensation covered by the Pension Plan and the amounts listed in the Summary Compensation Table. The benefits of the Pension Plan are based on straight-life annuity amounts and are not subject to any deduction for Social Security or other offset amounts.

Board Compensation Committee Report on Executive Compensation

   Decisions with respect to the compensation of the Company's executive officers are made by the Compensation Committee of the Board. Each member of the Compensation Committee is a non-employee director. All decisions of the Compensation Committee relating to the compensation matters are reviewed by the full Board of Directors. Set forth below is a report submitted by the Compensation Committee which addresses the Company's compensation policies for 2001 with respect to Mr. Patterson as CEO, and Messrs. Stringer, and Burns, who represent all executive officers of the Company who earned in excess of $100,000 during 2001.

Compensation Committee Report

General Compensation Policies and Specific Guidelines. The Compensation Committee believes that compensation arrangements should be structured so as to provide competitive levels of compensation that integrate pay with the Company's performance goals. The Company has in place a Senior Management Incentive Plan (the "Bonus Plan"), which establishes a point system that determines incentive cash awards based on the extent to which the Company met certain performance goals adopted by the Compensation Committee. The Bonus Plan provides that the twelve members of senior management who are designated each year by the Compensation Committee (the "Senior Executives", which includes the Named Executive Officers) will receive up to 50% of their base salary in incentive cash compensation if 100% of the performance goals were met and exceeded by specified amounts. For 2001, the Compensation Committee adopted seven performance goals, including return on assets, return on equity, net interest margin, net overhead ratio, net charge-off ratio, deposit growth and loan growth.

   Base salaries were set by the Board, after recommendation by the Compensation Committee. They were intended to reflect individual performance and responsibility and to represent compensation believed by the Compensation Committee to be appropriate for the Senior Executives.

Relationship of Performance to Executive Compensation. As described above, Company performance was an integral part in determining the compensation of Senior Executives. Assuming that 100% of the performance goals are met each year, approximately 50% of a Senior Executive's total compensation will consist of incentive payments made pursuant to the Bonus Plan. In 2001, five of the seven performance goals were met or exceeded. Internal goals are the Company's means of judging its performance.

Compensation Paid during 2001. Compensation paid the Company's executive officers in 2001 consisted of the following elements: base salary and bonus.

   Based on Company performance, the Senior Executives earned bonuses equal to 42.50% of their base salary at December 31, 2001, pursuant to the Bonus Plan.

Other Compensation Plans and Compensation. The Company has adopted certain executive officer life insurance plans and certain broad-based employee benefit plans in which Senior Executives participate. The value of these items for the Named Executive Officers is set forth in the Summary Compensation Table above under the "All Other Compensation" heading. Executive officers also may have received perquisites in connection with their employment. However, such perquisites totaled less than 10% of their cash compensation in 2001. The foregoing benefits and compensation are not directly or indirectly tied to Company performance.

Mr. Patterson's 2001 Compensation. Mr. Patterson's 2001 compensation consisted of a base salary, cash bonus, split-dollar life insurance and supplemental life insurance policies, and certain perquisites (which did not exceed 10% of his base salary and bonus) and the various forms of other compensation set forth in the preceding paragraph that were available generally to all employees. Mr. Patterson's base salary was $280,000 in 2001, as recommended by the Compensation Committee to the Board of Directors. Mr. Patterson also received $14,000 in annual fees for his service as director, which is included in the Summary Compensation Table above under the "Other Annual Compensation" heading. Mr. Patterson's cash bonus was determined in accordance with the Bonus Plan and was 42.50% of his base salary, or $119,000, for 2001.

Compensation Committee:
James M. Shoemaker, Jr., Chairman
J. David Wasson, Jr.
William S. Moore
Sam B. Phillips, Jr.

   The following report does not constitute soliciting material and is not considered filed or incorporated by reference into any other filing by Palmetto Bancshares, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless we expressly state otherwise.

Audit Committee Report

   The audit committee has (1) reviewed and discussed the audited financial statements with management, (2) discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, (3) received from the auditors disclosures regarding the auditors' independence required by Independence Standards Board Standard No. 1, and (4) discussed with the auditors the auditors' independence. Based on the review and discussions noted above, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

   On January 16, 2001, the Company's Board of Directors adopted a written charter for the audit committee, which the Company filed with its proxy statement for its 2001 annual meeting of shareholders.

Audit Committee:
Fred W. Davis, Jr., Chairman
J. David Wasson, Jr.
William S. Moore
Sam B. Phillips, Jr.

                    COMPARISON OF CUMULATIVE TOTAL RETURNS

Performance Graph

   The following graph sets forth the performance of the Company's Common Stock for the period from December 31, 1996 through December 31, 2001 as compared to the NASDAQ Market Composite Index and an index comprised of all Nasdaq commercial banks and bank holding companies. All stock prices reflect the reinvestment of cash dividends.
                                    [CHART]

              PALMETTO BANCSHARES   NASDAQ COMPOSITE     NASDAQ BANK
  12/31/96    100.00                100.00               100.00
  12/31/97    139.94                121.64               163.59
  12/31/98    172.08                161.27               151.82
  12/31/99    192.56                246.85               143.83
  12/31/00    204.86                207.56               158.51
  12/31/01    212.90                186.51               168.58

                           PALMETTO BANCSHARES, INC.
                      ANNUAL INCREASE OF $100 INVESTMENT
                    December 31, 1996 to December 31, 2001

                 Palmetto Bancshares Stock Price plus Dividend

                      Initial     Value   Value    %     Investment
                     Investment Beginning  End  Increase    End
                     ---------- --------- ----- -------- ----------
            12/31/96                                       100.00
            12/31/97   100.00     10.14   14.19  39.94%    139.94
            12/31/98   139.94     14.19   18.75  32.14%    172.08
            12/31/99   172.08     18.75   22.59  20.48%    192.56
            12/31/00   192.56     22.59   25.37  12.31%    204.86
            12/31/01   204.86     25.37   27.41   8.04%    212.90

                         NASDAQ COMPOSITE MARKET INDEX
                      ANNUAL INCREASE OF $100 INVESTMENT
                    December 31, 1996 to December 31, 2001

                        NASDAQ Market Index Stock Price

                     Initial     Price    Price      %     Investment
                    Investment Beginning   End    Increase    End
                    ---------- --------- -------- -------- ----------
           12/31/96                                          100.00
           12/31/97   100.00   1,291.03  1,570.35   21.64%   121.64
           12/31/98   121.64   1,570.35  2,192.69   39.63%   161.27
           12/31/99   161.27   2,192.69  4,069.31   85.59%   246.85
           12/31/00   246.85   4,069.31  2,470.52  -39.29%   207.56
           12/31/01   207.56   2,470.52  1,950.40  -21.05%   186.51

                          NASDAQ BANK COMPOSITE INDEX
                      ANNUAL INCREASE OF $100 INVESTMENT
                    December 31, 1996 to December 31, 2001

                        NASDAQ Market Index Stock Price

                     Initial     Price    Price      %     Investment
                    Investment Beginning   End    Increase    End
                    ---------- --------- -------- -------- ----------
           12/31/96                                          100.00
           12/31/97   100.00   1,273.46  2,083.22   63.59%   163.59
           12/31/98   163.59   2,083.22  1,838.00  -11.77%   151.82
           12/31/99   151.82   1,838.00  1,691.29   -7.98%   143.83
           12/31/00   143.83   1,691.29  1,939.45   14.67%   158.51
           12/31/01   158.51   1,939.45  2,134.89   10.08%   168.58

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The Company knows of no person who, or group that, owns beneficially more than 5% of the outstanding shares of Common Stock of the Company as of March 1, 2002, except as set forth below: (Unless otherwise noted, each person has sole voting power and sole investment power with respect to shares listed.)

                                         Amount and Nature
                                           of Beneficial
    Name and Address of Beneficial Owner     Ownership     Percent of Class
    ------------------------------------ ----------------- ----------------
            L. Leon Patterson                 554,017(1)         8.81%
            301 Hillcrest Drive
            Laurens, SC 29360

--------
(1) The number of shares shown as beneficially owned by Mr. Patterson includes 31,490 shares in the 401(k) account of Mr. Patterson, 58,764 shares owned by Mr. Patterson's wife, as to which shares Mr. Patterson disclaims beneficial ownership, and 25,600 unissued shares that can be acquired by the exercise of stock options prior to May 1, 2002.

   The information below is furnished as of March 1, 2002 as to the Company's Common Stock owned beneficially or of record by each of the Directors individually, by the Named Executive Officers and by all Directors and executive officers of the Company as a group. Unless otherwise noted, each person has sole voting power and sole investment power with respect to shares listed.

                                               Amount and Nature of
Name of Beneficial Owner                     Beneficial Ownership (1) Percent of Class
------------------------                     ------------------------ ----------------
 Directors
L. Leon Patterson...........................         554,017(2)             8.81%
Paul W. Stringer............................          82,618(3)             1.31%
James M. Shoemaker, Jr......................          18,200(5)               (4)
John T. Gramling, II........................          16,000(5)               (4)
W. Fred Davis, Jr...........................          57,045(6)               (4)
David P. George, Jr.........................          12,511(5)               (4)
J. David Wasson.............................          11,800(5)               (4)
Michael D. Glenn............................          13,730(5)               (4)
Ann B. Smith................................           5,200(7)               (4)
Edward K. Snead.............................          16,120(8)               (4)
William S. Moore............................          20,200(9)               (4)
Sam B. Phillips.............................          26,500(5)               (4)

 Named Executive Officer
Ralph M. Burns, III.........................          52,182(10)              (4)

     Directors and Executive Officer as a
       Group (13 persons)...................         886,123               14.08%

--------
(1) Beneficial ownership consists of shares owned directly or indirectly as well as shares underlying options or other rights to acquire the shares that are currently exercisable or that will be exercisable on or before May 1, 2002.

(2) The number of shares shown as beneficially owned by Mr. Patterson includes 31,490 shares in the 401(k) account of Mr. Patterson, 58,764 shares owned by Mr. Patterson's wife, as to which shares Mr. Patterson disclaims beneficial ownership, and 25,600 unissued shares that can be acquired by the exercise of stock options prior to May 1, 2002.

(3) The number of shares shown as beneficially owned by Mr. Stringer includes 25,858 shares in the 401(k) account of Mr. Stringer, and 24,000 unissued shares that can be acquired by the exercise of stock options prior to May 1, 2002.

(4) Each of these persons owns less than one percent of the outstanding shares of common stock of the Company.

(5) Also included are 4,000 unissued shares that can be acquired by the exercise of stock options prior to May 1, 2002.

(6) The number of shares beneficially owned by Mr. Davis includes 2,794 shares owned by his wife and 3,750 shares in an estate of which Mr. Davis is the executor. Mr. Davis disclaims beneficial ownership of these shares. Also included are 4,000 unissued shares that can be acquired by the exercise of stock options prior to May 1, 2002.

(7) The number of shares beneficially owned by Ms. Smith includes 500 shares each in trust accounts for her two sons, as to which she acts as custodian. Ms. Smith disclaims beneficial ownership of the trust account shares. Also included are 1,000 unissued shares that can be acquired by the exercise of stock options prior to May 1, 2002.

(8) The number of shares shown as beneficially owned by Mr. Snead includes 3,534 shares total in separate trust accounts for his two sons and one daughter, as to which he acts as Custodian. The number of shares also includes 1,410 shares owned by Mr. Snead's wife. Mr. Snead disclaims beneficial ownership of the trust account shares and the shares owned by his wife. Also included are 4,000 unissued shares that can be acquired by the exercise of stock options prior to May 1, 2002.

(9) The number of shares beneficially owned by Mr. Moore includes 600 shares each in trust accounts for the benefit of Mr. Moore's son and daughter. Mr. Moore disclaims beneficial ownership of these shares.

(10) The number of shares shown as beneficially owned by Mr. Burns includes 16,342 shares in the 401(k) account of Mr. Burns and 13,000 unissued shares that can be acquired by the exercise of stock options prior to May 1, 2002.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Certain of the Company's directors and officers are also customers of the Company and have home mortgages, personal credit lines, credit cards, and other loans with the Company. All of these loans were made in the ordinary course of business, were made on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

   The law firm of Wyche, Burgess, Freeman & Parham, P.A. serves as general counsel to the Company and receives legal fees from the Company. Mr. Shoemaker, a Director of the Company and Chairman of the Compensation Committee, is a member of such law firm. The Company believes that the terms of its relationship with the law firm are at least as favorable as could be obtained from a third party.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Exchange Act requires the Company's Directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Executive officers, Directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during 2001, all required Section 16(a) filings applicable to its executive officers, Directors and greater than 10% beneficial owners were made on a timely basis with the exception of the following. Messrs. Patterson and Phillips were late in filing a Form 4 that disclosed one transaction each. Mr. Glenn engaged in a single transaction that should have been filed on Form 4, but was instead filed on Form 5 in a timely manner.

                        INDEPENDENT PUBLIC ACCOUNTANTS

   Representatives of Elliott Davis, LLP, the Company's independent auditor during 2001, will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions from shareholders.

Audit Fees

   The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements and employee benefit plans for the most recent fiscal year and the reviews of the financial statements included in the Company's Forms 10-Q for that fiscal year were $79,030.

Financial Information Systems Design and Implementation Fees

   There were no fees billed for professional services described in Paragraph
(c)(4)(ii) of Rule 2-01 of Regulation S-X rendered by Elliott Davis, LLP for the most recent fiscal year.

All Other Fees

   The aggregate fees billed for all professional services rendered by Elliott Davis, LLP for the most recent fiscal year other than those described in the prior two paragraphs were $14,000. The Audit Committee has considered whether the provision of these services is compatible with maintaining Elliott Davis, LLP's independence.

                             SHAREHOLDER PROPOSALS

   Proposals by shareholders for consideration at the 2003 Annual Meeting of Shareholders must be received at the Company's offices at 301 Hillcrest Drive,
P. O. Box 49, Laurens, South Carolina 29360, no later than November 15, 2002, if any such proposal is to be eligible for inclusion in the Company's proxy materials for its 2003 Annual Meeting. Under the regulations of the Securities and Exchange Commission, the Company is not required to include shareholder proposals in its proxy materials unless certain other conditions specified in those regulations are satisfied. Any shareholder desiring to submit a proposal to an annual or special meeting of shareholders shall submit information regarding the proposal, together with the proposal, to the Company at least 45 days prior to the shareholders' meeting at which such proposal is requested to be presented.

                             FINANCIAL INFORMATION

   The Company's 2001 Annual Report and Form 10-K (without exhibits) are being mailed to shareholders contemporaneously with these Proxy Materials. The Company will provide without charge to any shareholder of record as of March 1, 2002, who so requests in writing, an additional copy of the Company's Annual Report on Form 10-K (without exhibits) for the year ended December 31, 2001 filed with the Securities and Exchange Commission. Any such request should be directed to Palmetto Bancshares, Inc., Post Office Box 49, Laurens, South Carolina 29360 Attention: Corporate Secretary.

                                 OTHER MATTERS

   Management is not aware of any other matter to be brought before the Annual Meeting. If other matters are duly presented for action, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their judgment.

                                          By order of the Board of Directors,
                                          /s/ L. Leon Patterson
                                          L. LEON PATTERSON
                                          Chairman and Chief Executive Officer

March 15, 2002
Laurens, South Carolina